Exhibit 10.2

                              Additional agreement
     to the Agreement for establishing a credit line # 250 dated May 6, 2002

City of Almaty                                                      May 6, 2002

1) Kazkommertsbank OJSC hereinafter referred to as "the Bank" in the person of the Deputy Chairman of the Board of Directors Mr. A. L. Dautov acting on the basis of the Power of Attorney # 490 dated January 31, 2002, and

2) Closed joint-stock company Karakudukmunay hereinafter referred to as "the Company" in the person of the Administrative Manager Mr. U. B. Khairov acting on the basis of the unnumbered Power of Attorney dated April 30, 2002, collectively referred to as "the Parties" and separately as indicated above or "the Party" have concluded this Additional agreement (hereinafter referred to as "the Additional agreement") to the Agreement for establishing a credit line # 250 dated May 6, 2002 (hereinafter referred to as "the Agreement") on the following:

          1.   To change the definition of the term of "the Company" in Article
               1.1. of the Agreement and formulate it as follows:

               "Company the person having concluded this Agreement with the Bank - Closed joint-stock company Karakudukmunay (hereinafter referred to as "the Borrower")

          2. To change the definition of the term of "the Accessorial Agreement" in Article 1.1. of the Agreement and formulate it as follows:

              "Accessorial Agreement    (a) agreement(s) [concluded between the
              ----------------------    Bank and the Company in the context of
                                        the Agreement and being an integral part of the Agreement] determining terms and conditions of granting the Credit Line
                                        (method and procedure of granting the
                                        financing, purpose, amount, term, rate
                                        of compensation (interest), commissions, procedure of repayment of the debt, etc.) and

                                        (b) agreement(s) concluded between the
                                        Bank and the Company beyond the
                                        Agreement, but included by them into the context of the Agreement and being an integral part of the Agreement [indicated in Appendix # 2 to the Agreement], all together [paragraphs (a) and (b)] and each separately;

          3.   To change the definition of the term of "the Debt" in Article
               1.1. of the Agreement and formulate it as follows:

              "Debt                     the amount of (a) the Loan (principal
              -----                     debt) [including but not limited to the
                                        amounts of: credits, overdrafts, leasing received by the Company; letters of credit opened by the Bank; guarantees, security provided by the Bank; notes guaranteed and/or accepted by the Bank;
                                        used credit limit on payment cards
                                        issued by the Bank, etc.]; (b)
                                        compensation (interest) charged; forfeit
                                        (fine, penalties); payments provided by
                                        the Tariffs of the Bank; (c) all other
                                        commissions and payments to be paid by
                                        the Company to the Bank under the
                                        Agreement;"

          4.   To exclude Article 2.2. of the Agreement.

          5. To change Article 2.3. of the Agreement and formulate it as follows:

          "2.3. The Credit Line shall be granted to the Company by means of concluding a corresponding Accessorial Agreement. The mandatory requirements (unless the Bank determines otherwise), fulfillment of which is necessary for granting the Credit Line to the Company by the Bank are as follows:

               (a) applying to the Bank by the Company with an appropriate request for granting the Credit Line not less than 3 (three) months before the proposed date of concluding the corresponding Accessorial Agreement;

               (b) proper fulfillment of the existing obligations by the Company;

               (c) providing by the Company notarized copies of all documents requested by the Bank [including but not limited to: notarized copies of the Company's foundation documents; resolutions of authorized agencies of the Company to conclude the Agreement (or to accede to it) and to provide the Security; other documents confirming use of the Credit Line for the purposes specified and the financial status of the Company];

               (d) providing by the Company and/or third parties the Security meeting the requirements of the Bank that would assure fulfillment of all obligations of the Company arising from the Agreement;

               (e) adopting a positive resolution with regard to concluding the Accessorial Agreement by the authorized bodies of the Bank based on the results of examining the corresponding request of the Company."

          6. To change subparagraph (a) of Article 4.1. of the Agreement and formulate it as follows:

               "(a) In the event of violation by the Company of any of its obligations under the Agreement, to collect (withdraw), without acceptance or dispute, in any currency (regardless of the currency of the Loan) any amounts of the Debt (including outstanding) of the Company under the Agreement (under any Accessorial Agreement) [including (but not limited to) the following amounts: the Loan, compensation

                    (interest), forfeit (fine, penalties), commissions (including those provided for by the Bank's Tariffs in effect when the corresponding transaction is effected (hereinafter "the Bank Tariffs"), except for commissions for risks and other commissions inapplicable to the Agreement), losses and expenses relating to (caused by) any breach by the Company of any obligation under the Agreement] by way of direct debiting the Company's accounts with Kazkommertsbank OJSC, and also by way of presentation, to bank accounts of the Company (Borrower and/or Affiliated persons) established with any banks (organizations exercising any particular types of banking operations, and other credit organizations) in the Republic of Kazakstan and abroad, of payment orders executable without acceptance or other documents necessary for collection (withdrawal) of the money without acceptance and/or dispute. The payment order of the Bank shall be executed for the amount of money actually deposited on the bank account of the Company (the Borrower and/or the Affiliated persons) indicated in it, and for collection (withdrawal) of the entire sum of money indicated in the Bank's payment order, in the event of insufficiency of the money, the Bank's payment order shall be kept in the File to the bank account. In the event of collection of the money without acceptance in any currency other that the currency of the Loan, conversion of the collected money into the currency of the Loan shall be effected, at the Bank's option, at the rate established by the Bank for buying or selling of the collected currency or currency of the Loan;"

          7. To change subparagraph (b) of Article 4.1. of the Agreement and formulate it as follows:

               "(b) to request and obtain from the Company all necessary
                    information, including that of the financial status of the Company, to check on its financial and economical situation, use of the Loan for the purpose specified, availability and condition of the Security, to demand that auditor's confirmation of the information provided be presented, and, subject to agreement with the Company, to assign (at the Company's expense) audit of the Company in the event of the Default;"

          8. To change subparagraph (c) of Article 4.1. of the Agreement and formulate it as follows:

               "(c) in the event of the Default, to suspend or cease granting the Credit Line (to annul the Limit) unilaterally;"

          9. To change subparagraph (f) of Article 4.1. of the Agreement and formulate it as follows:

               "(f) in the event of the Default and the Cross-default, to revise
                    (reduce) the limit of overdrafts indicated in paragraph (d) of Article 2.1. of the Agreement, including the event of decline in the credit turnover (without taking into consideration crediting resources, temporary financial assistance, and payments inside the company) on the current accounts of the Company with Kazkommertsbank OJSC;

          10. To change Article 4.2. of the Agreement and formulate it as follows:

                    4.2. The Company shall be entitled:

                    (a) to repay the entire debt under the Agreement (including under any of the Accessorial Agreements) or any part of it to the Bank before the maturity date, subject to payment of the compensation (interest) for the actual time of using the Loan, having the Bank notified of that 10 operational days prior to the proposed date of effecting such advanced repayment;
                    (b) to repay to the Bank the entire Debt or a part of it by way of transferring the money to the Bank's account by third parties, subject to the requirements of the existing legislation of the Republic of Kazakstan."

          11. To change subparagraph (a) of Article 4.3. of the Agreement and formulate it as follows:

                    "(a) to use the Loans in accordance with the purpose
                         specified and to render maximal assistance to the Bank in verification of their use for the purpose specified. However, such verifications should not interfere with the normal activities of the company;"

          12. To change subparagraph (e) of Article 4.3. of the Agreement and formulate it as follows:

                    "(e) to ensure that all the monies to be received by the
                         Company from any transactions are deposited only on the bank accounts of the Company with Kazkommertsbank OJSC, except for the cases when the Bank gives a written permission to transferring the money to other accounts of the Company;"

          13. To change subparagraph (i) of Article 4.3. of the Agreement and formulate it as follows:

                    "(i) at the first inquiry of the Bank, to provide the latter with:
                              -         notarised copies of any documents
                                        necessary to check on the Security,
                                        whether the Loan is used for the purpose specified;
                              -         notarised copies of contracts and
                                        agreements with all attachments and
                                        additional agreements to them (including those serving as the basis for concluding the Accessorial Agreement);
                              - financial information (balance sheets, reports of the results of financial and economic activities, cash flow reports, etc.), reports of audits and auditing commissions, and also any other information of financial and economic nature and documents allowing to obtain information relating to financial status of the Company and its use of the Loan;"

          14.  To exclude subparagraph (l) of Article 4.3. of the Agreement.

          15. To change subparagraph (a) of Article 5.1. of the Agreement and formulate it as follows:

                    "(a) breach by the Company (the Borrower and/or any of the
                         Affiliated persons) of any of its obligations under the Agreement (any of the Accessorial Agreements); and/or

          16. To change subparagraph (b) of Article 5.1. of the Agreement and formulate it as follows:

                    "(b) ascertainment by the Bank of the fact that the Company does not have money sufficient to fulfill current and/or regular obligations of the Company under the Agreement; and/or"

          17. To change subparagraph (c) of Article 5.1. of the Agreement and formulate it as follows:

                    "(c) if the Company and/or any of the third parties
                         providing the Security are involved in any law proceedings with the amount of the suit(s) in aggregate exceeding an equivalent of US$100,000 (one hundred thousand) at the current exchange rate of the National Bank of the Republic of Kazakstan and/or if the Company's property (the value of which exceeds an equivalent of US$100,000 (one hundred thousand) at the current exchange rate of the National Bank of the Republic of Kazakstan) and/or any of its bank accounts is distrained or collected in the amount exceeding an equivalent of US$100,000 (one hundred thousand) at the current exchange rate of the National Bank of the Republic of Kazakstan, or a real threat of that exists; and/or"

          18. To change subparagraph (g) of Article 5.1. of the Agreement and formulate it as follows:

                    "(g) if the Company violated any of its obligations to any third parties to the amount exceeding an equivalent of US$100,000 (one hundred thousand) at the current exchange rate of the National Bank of the Republic of Kazakstan, except for the obligations, of which the Company had notified the Bank in writing by the time of concluding the Agreement; and/or"

          19. To change subparagraph (i) of Article 5.1. of the Agreement and formulate it as follows:

                    "(i) to demand that the Company should, before the appointed time (within a period named by the Bank, but not earlier than 10 (ten) working days from receiving by the Company the first written claim of the Bank), fulfil all its obligations under the Agreement (all Accessorial Agreements): to repay the full amount of the Loan, to pay the compensation (interest) charged, as well as any other sums of the debt under the Agreement; and/or"

          20. To change subparagraph (v) of Article 5.1. of the Agreement and formulate it as follows:

                    "(v) to effect withdrawal (collection) of the corresponding amounts of money without acceptance and dispute by way of direct debiting the Company's accounts with Kazkommertsbank OJSC, and also by way of presentation, to bank accounts of the Company established with any banks (organizations exercising any particular types of banking operations, and other credit organizations) in the Republic of Kazakstan and abroad, of payment orders executed without acceptance or other documents (not requiring acceptance by the Company) that are necessary for collection (withdrawal) of the money without acceptance and/or dispute with a view to forming a cover (reserve) for obligations of the Company to the Bank under the Agreement and for the obligations assumed to any third parties under the Accessorial Agreements concluded by the Bank with the Company."

          21.  To exclude Article 5.4. of the Agreement

          22.  To exclude Article 5.5. of the Agreement

          23. To change Article 5.6. of the Agreement and formulate it as follows:

               "5.6. The Security provided for the Bank by the Company and/or third parties shall assure fulfillment of all obligations of the Company under the Agreement."

          24.  To exclude Article 5.8. of the Agreement

          25. To change Article 6.1. of the Agreement and formulate it as follows:

               "6.1. The Company shall effect repayment of the Loan and payment of the compensation (interest) and effect other payments within the time, in the amount, and in accordance with the procedure specified in the Agreement (including the corresponding Accessorial Agreement)."

          26. To change Article 6.2. of the Agreement and formulate it as follows:

               "6.2. Repayment by the Company of the debt under the Agreement shall be effected in the following sequence:
                    (1) sum of the payments provided for by the Bank Tariffs and/or the Agreement;
                    (2)  sum of the compensation (interest);
                    (3) sum of the Loan [including (but not limited to the amount of): credits, overdrafts, leasing received by the Company; letters of credit opened by the Bank; guarantees, security provided by the Bank; notes guaranteed and/or accepted by the Bank; used credit limit on payment cards issued by the Bank, etc.].

               In the event of occurrence of any outstanding debt on repayment of the Loan and/or payment of the compensation (interest) charged and/or the commissions, the debt of the Company under the Agreement shall be repaid in the following sequence:
                    (1) sum of expenses and losses of the Bank under the Agreement, including those provided for in Article 7.3. of the Agreement;
                    (2) sum of the payments provided for by the Bank Tariffs and/or the Agreement;
                    (3)  sum of the forfeit (fine, penalty);
                    (4)  sum of the compensation (interest);
                    (5) sum of the Loan [including (but not limited to the amount of): credits, overdrafts, leasing received by the Company; letters of credit opened by the Bank; guarantees, security provided by the Bank; notes guaranteed or accepted by the Bank; used credit limit on payment cards issued by the Bank, etc.]. However, the Bank shall be entitled to determine and apply, at its own discretion, any other sequence of repayment of the debt of the Company under the Agreement."

          27. To change Article 6.4. of the Agreement and formulate it as follows:

               "6.4. In the event of any change of:
                    -    financial and/or credit market; and/or
                    - conditions and/or sources of attraction and/or formation and/or placement by the Bank of credit and/or deposit and/or any other financial resources [including, but not limited to: (i) adoption of corresponding resolutions by the legislative agencies of the Republic of Kazakstan or by the Government of the Republic of Kazakstan, or by the National Bank of the Republic of Kazakstan, and/or (ii) any adverse for the Bank change of the rate of refinancing and/or exchange rate (rates) of any foreign currency (currencies) to tenge, and/or indices of inflation, devaluation, rise in price of the deposit and/or any other financial resources attracted by the Bank, etc.]

               the Bank reserves the right to unilaterally alter any terms and conditions of the Agreement (all Accessorial Agreements) [including, but not limited to: rate of compensation (interest), amount of forfeit (fine), commissions] on the expiry of 10 (ten) days from the date of sending by the Bank a written notification (hereinafter "the written notification") to the Company. In this case the Company shall either (i) accept the new terms and conditions of the Agreement (all Accessorial Agreements), or (ii) within 10 (ten) days of the date of sending the written notification by the Bank to the Company fully repay to the Bank the entire amount of the debt under the Agreement before the appointed date (without paying the commission for the advanced repayment indicated in paragraph (a), Article 7.1 of the Agreement); the compensation shall be paid only for the actual time of using the Loan. Unless the Company exercises the right to advanced repayment of the debt, the new terms and conditions of the Agreement shall come into force and become binding upon the Company and the Bank on the expiry of 10 (ten) days from the date of sending by the Bank the written notification to the Company, which shall be an integral part of the Agreement."

          28. To change Article 7.1. of the Agreement and formulate it as follows:

               "7.1. The Company is obliged:
                    (a) to pay to the Bank commission for prolongation of the Accessorial Agreement in the amount of _____ % of the prolonged sum within a ten day period of the date of each prolongation;
                    (b) to pay to the Bank commission for organization of establishing the Credit Line in the amount of _____ % of the sum of the Limit (subparagraph (a), Article 2.1 of the Agreement) within a _____ day period of conclusion of the Agreement;
                    (c) to pay to the Bank commission for obligation in the amount of _____ % per year of the non-revolving part of the Limit unused by the Company (subparagraph (a), Article 2.1 of the Agreement), which shall be paid by the Borrower not later than the _____ day of each month, beginning from the date of conclusion of the Agreement until the expiry of a corresponding, for the non-revolving part of the Limit, Period of Availability (subparagraph (c), Article 2.1. of the Agreement);"

          29.  To exclude Article 7.2. of the Agreement.

          30. To change subparagraph (b) of Article 8.1. of the Agreement and formulate it as follows:

               "(b) conclusion of the Agreement by the Company for receiving the Credit Line does not conflict with the foundation documents of the Company, the current legislation of the Republic of Kazakstan and the legislation of the place of incorporation of the Company, any other transactions concluded by the Company with any third parties; has been approved by the bodies of the Company authorized by its foundation documents and also by any other third parties, including governmental agencies (if obtaining such approval is required by the law). If, subsequently, the Bank requires that the Company should submit the documents and/or perform certain actions to confirm the approvals of conclusion by the Company of the Agreement and the Security agreements by the bodies of the Company and the third parties (including governmental agencies), such documents will be submitted and actions performed by the Company within the time appointed by the Bank;"

          31. To change subparagraph (d) of Article 8.1. of the Agreement and formulate it as follows:

               "(d) the Company is not involved into any legal proceedings as a defendant (co-defendant) on any claims for a total amount exceeding 100,000 (one hundred thousand) US Dollars at the current exchange rate of the National Bank of the Republic of Kazakstan;"

          32. To change subparagraph (e) of Article 8.1. of the Agreement and formulate it as follows:

               "(e) that the debt of the Company on taxes and any other obligatory payments to the budget does not exceed and will not exceed in the future 5,000,000 (five million) tenge;"

          33. To change subparagraph (h) of Article 8.1. of the Agreement and formulate it as follows:

               "(h) that the Security provided by the Company and/or the third parties properly exists, executed in accordance with the requirements of the legislation, and that there is no threat of its losing, destruction, or annulment. The third parties providing the Security comply with all the provisions specified in Article 8 of the Agreement, except for paragraphs (d), (e),
               (f), (g), (j), (k);"

          34. To change subparagraph (i) of Article 8.1. of the Agreement and formulate it as follows:

               "(i) fulfillment of the Obligations under the Agreement will be effected by the Company prior to any other obligations to any third parties (except for the obligations on payments to the budget), and the Company will not assume any obligations to any third parties that can negatively affect its capacity to fulfill its obligations under the Agreement properly and promptly, or otherwise infringe upon the Bank's interests under the Agreement;"

          35. To change subparagraph (j) of Article 8.1. of the Agreement and formulate it as follows:

               "(j) there are no violations by the Company of any obligations to any third parties on any transactions to the amount exceeding an equivalent of $100,000 (one hundred thousand) US Dollars at the current exchange rate of the National Bank of the Republic of Kazakstan, except for the violation, of which the Company had notified the Bank in writing by the time of concluding the Agreement;"

          36. To change Article 9.3. of the Agreement and formulate it as follows:

               "9.3. All disputes and disagreements that arise with regard to the Agreement shall be resolved in accordance with the procedure provided for by the current legislation of the Republic of Kazakstan."

          37. To change Article 10.3. of the Agreement and formulate it as follows:

               "10.3. All alterations and/or amendments to the Agreement shall be executed as additional agreements to it to be signed by representatives of the Bank and the Company."

          38. To change Article 10.4. of the Agreement and formulate it as follows:

               "10.4. All notifications relating to the terms and conditions of the Agreement shall be sent by the Bank to the Company at the address indicated in the Agreement, or any other address indicated by the Company."

          39. To change Article 10.5. of the Agreement and formulate it as follows:

               "10.5. All notifications relating to the terms and conditions of any particular Accessorial Agreement shall be sent by the Bank to the Company at the address indicated in the Agreement, or any other address indicated by the Company."

          40.  To exclude Appendix # 1 to the Agreement.

          41. To change the second line of the second column in the table in Appendix # 2 to the Agreement and formulate it as follows:

               "Title of the executive officer or details of the power of attorney, signature of the representative"

          42. This Additional agreement shall be an integral part of the Agreement and shall be valid upon signing by authorized representatives of the Parties.

          43. This Additional agreement is executed in three copies having equal legal force, two for the Bank, one for the Company.


               LEGAL ADDRESSES AND BANKING DETAILS OF THE PARTIES:
               ---------------------------------------------------

BANK: Kazkommertsbank OJSC - Republic of Kazakstan, Almaty, 480060, 135/H Gagarin av., correspondent account 900161126, MFO 190501926 in the Department of payment systems of the National Bank of the Republic of Kazakstan, RNN 600400055239, residency code 1, economy sector code 4;

COMPANY: Karakudukmunay JSC - Republic of Kazakstan, Mangistau oblast, Aktau, 466200, District 3, Building 82, proceeds account 06467365, currency account 05070546 in Aktau branch of Kazkommertsbank OJSC, RNN 430600001175, residency code 1, economy sector code 7.


                           BANK                       BORROWER

                       A. L. Dautov                   U. B. Khairov
                       --------------------           --------------------
                       A. L. DAUTOV                   U. B. KHAIROV